UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                                 March 24, 2005

                          ----------------------------


                           Marine Jet Technology Corp.
               (Exact name of registrant as specified in charter)


                                     Nevada
         (State or other Jurisdiction of Incorporation or Organization)


            000-33297                                    88-0450923
     (Commission File Number)                (IRS Employer Identification No.)

                       936A Beachland Boulevard, Suite 13
                              Vero Beach, FL 32963
                         (Address of Principal Executive
                              Offices and zip code)

                                 (772) 231-7544
                             (Registrant's telephone
                          number, including area code)

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

      Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.


Item 8.01 Other Events

      On March 24, 2005, Marine Jet Technology Corp. (the "Company"), a Nevada corporation, entered into a Letter of Intent to acquire Antik Denim, LLC, a California limited liability company ("Antik"). Antik designs, develops, markets and distributes high fashion jeans and accessories with an Old West flair under the brand name "Antik Denim". Antik's products include jeans, jackets, belts, purses and t-shirts. Antik currently sells its products in the United States, Canada, Japan and the European Union directly to department stores and boutiques and through distribution arrangements in certain foreign jurisdictions. Antik was established in September 2004, is headquartered in Commerce, California, and maintains two showrooms in New York and Los Angeles.

      Under the transactions contemplated under the Letter of Intent, the Company will acquire all of the outstanding membership interests in Antik from Antik's existing members ("Antik Members"). In the exchange, the Company will issue shares of its common stock to Antik Members in such amount so that, immediately after giving effect to the acquisition, the Antik Members will own in the aggregate 95.8% of the Company's issued and outstanding shares of common stock on a fully diluted basis. At the close of the transaction, it is contemplated that a new board of directors will be designated by the Antik Members and that the board will include one member to be designated by Keating Reverse Merger Fund, LLC, the Company's current principal shareholder. After the payment of certain transaction related fees (including the issuance of the Company's common stock to certain finders and advisors), the current stockholders of the Company are expected to own approximately 3.8% of the issued and outstanding common stock after completion of the transaction with Antik.

      The completion of the acquisition is subject to the negotiation and execution of a definitive acquisition agreement, the delivery of financial statements of Antik prepared in accordance with generally accepted accounting principles in the United States of America, and the approval by the Company's board and stockholders of the acquisition, a corporate name change, an increase in the Company's authorized common stock and a reverse stock split to be mutually determined. Subject to the satisfaction of the above conditions and other customary conditions, the acquisition is presently expected to close in the second quarter of 2005. However, there can be no assurances that the acquisition will be completed.

      The Company is currently a public "shell" company with nominal assets whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which the Company would acquire a target company with an operating business with the intent of continuing the acquired company's business as a publicly held entity.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Marine Jet Technology Corp.
                                  (Registrant)


Date: March 28, 2005              By: /s/ Kevin R. Keating
                                      -----------------------------------------
                                      Kevin R. Keating, President and Secretary